Exhibit 10.19

FIRST AMENDMENT TO CONSULTING AGREEMENT

THIS FIRST AMENDMENT, effective October 1, 2017, (this “First Amendment”) to the Consulting Agreement dated October 1, 2017 (the “Consulting Agreement”) is entered into by and between OXYS Corp., a Nevada corporation (the “Company”), and DATHNA Partners, LLC (the “Consultant”). Each of the Company and the Consultant are referred to as a “Party” or, together, as the “Parties.”

RECITALS:

WHEREAS, on October 1, 2017, the Parties entered into the Consulting Agreement;

WHEREAS, the Parties now wish to amend the Consulting Agreement to revise the Section 3.1 compensation to 30,000 shares of IIOT-OXYS, Inc., a Nevada corporation and parent of the Company (“IIOT-OXYS”) instead of 30,000 shares of the Company;

WHEREAS, the Board of Directors of the Company has approved the share issuance pursuant to the First Amendment.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

SECTION 1. Definitions. Reference is hereby made to the Consulting Agreement for a statement of the terms thereof. All terms used in this First Amendment which are used but not otherwise defined herein shall have the same meanings herein as set forth in the Consulting Agreement.

SECTION 2. Amendment.

(a)                Section 3.1 of the Consulting Agreement is amended to read as follows:

3.1.            Payment. In consideration of entering into this Agreement, the Company agrees to pay to Consultant 30,000 shares of restricted common stock of IIOT-OXYS (the “IIOT-OXYS Shares”) which shall be earned in the following manner: 10,000 shares will be earned by the Consultant on the first day of each month for the period of the contract. (October, November, December). These shares are presently restricted and there are two mechanisms available for removing the restriction: i) Rule 144 which becomes available July 28, 2018, and ii) an S1 registration for all shares. The company agrees that all shares issued to the Consultant will be included in any upcoming S1 registration that the Company may undertake.

SECTION 3. General Provisions.

(a)       Except as amended hereby, the Consulting Agreement shall continue to be, and shall remain, in full force and effect. This First Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Consulting Agreement or (ii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the Consulting Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

(b)       The terms of the Consulting Agreement are incorporated herein by reference and shall form a part of this First Amendment as if set forth herein in their entirety.

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be executed as of the date first above written.

COMPANY:	IIOT-OXYS, Inc.

	By:	/s/ Giro DiBiase
Giro DiBiase, CEO

CONSULTANT:	DATNHA Partners LLC

	By:	/s/ Louis Rabman
Louis Rabman, President